Exhibit 1

MANUAL OF ATTENDANCE AT

SHAREHOLDERS’ MEETINGS

TABLE OF CONTENTS

1. MESSAGE FROM THE ADMINISTRATION	1
2. SHAREHOLDERS’ MEETINGS AND THEIR TYPES	1
2.1. Ordinary Shareholders’ Meeting:	2
2.2. Special Shareholders’ Meeting:	3
3. CALL NOTICE FOR SHAREHOLDERS’ MEETINGS	3
4. PROCEDURES, ORIENTATIONS AND TERMS TO ATTEND THE MEETINGS	4
4.1. Individual Person Shareholders	4
4.2. Legal Entity Shareholders	4
4.3. Investment Fund Shareholders	5
4.4. Holders of ADRs	5
5. CALL NOTICE FOR THE ORDINARY GENERAL SHAREHOLDERS’ MEETING TO BE HELD ON APRIL 29, 2015	5
6. EXPLANATORY TEXTS OF THE SUBJECTS TO BE DISCUSSED IN THE AGO	7
7. RELEVANT DOCUMENTS AND LINKS	7
8. EXHIBIT	8
Instrument of Power of Attorney	8

1. MESSAGE FROM THE ADMINISTRATION

Dear Shareholders,

We hereby invite the Shareholders of Oi S.A. for the next Ordinary Shareholders’ Meeting (“Meeting” or “AGO”), called under the terms of Articles 121 et seq. of Law No. 6,404/76 (“Brazilian Corporations Law”), which shall be held on April 29, 2015, at 11 a.m., at our registered office, located at Rua do Lavradio, 71 – 2º andar, Downtown, Rio de Janeiro, State of Rio de Janeiro.

This Manual has been prepared in accordance with the Company’s policy as regards continuous improvement of its governance practices and quality of the information provided to our Shareholders.

The purpose of this document is to provide, clearly and accurately, clarifications and orientations to you in relation to the resolutions to be taken at the Meeting of Oi, so your voting right may be fully exercised.

We take the opportunity to thank you for your trust in Oi and in its Administrators, reassuring our purpose of remaining acting in the sense of complying with the principles of transparency, equity, rendering of accounts, corporate responsibility/sustainability and ethics.

This manual shall be read with: (i) the Management Accounts, Financial Statements and the reports of the independent auditor and the Company’s Fiscal Council, as published in the Valor Ecônomico and the Diário Oficial do Estado do Rio de Janeiro newspapers on March 30, 2015 (pages B13 to B22, and 230 to 252, respectively); and (ii) the Company’s Management Proposal. All of the above documents are also available at the Company’s headquarter and the website of the Sao Paulo Stock Exchange (Bolsa de Valores Mercadoris e Futuros – BM&FBOVESPA), the Brazilian Securities Regulator (Commissão de Valores Mobilíarios – CVM), and the Company’s (www.oi.com.br/ri).

We look forward to meeting you.

With best regards,

Bayard De Paoli Gontijo

Chief Executive Officer

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

2. SHAREHOLDERS’ MEETINGS AND THEIR TYPES

The Annual Shareholders’ Meeting has powers to decide upon all businesses related to the purpose of the Company and take the resolutions deemed to be convenient thereby for its defense and development.

The Annual Shareholders’ Meeting shall be incumbent, as main attributions, upon:

•	Amending the articles of incorporation;

•	Electing or dismissing, at any time, the Administrators and members of the Company’s Fiscal Council, with exception of the provisions of article 142, item II of Law 6,404/1976;

•	Taking, annually, the accounts of the Administrators and deciding upon the financial statements presented thereby;

•	Authorizing the issuance of debentures, with exception of the provisions of paragraphs 1, 2 and 4 of article 59 of Law No. 6,404/1976;

•	Suspending the exercise of the rights of Shareholders;

•	Deciding upon the appraisal of assets with which Shareholders form the capital;

•	Authorizing the issuance of receiving parties;

•	Deciding upon transformation, consolidation, merger and spin-off of the Company, its dissolution and liquidation, electing and dismissing liquidators and verifying their accounts; and

•	Authorizing the Administrators to confess bankruptcy and request for court-supervised or out-of-court reorganization.

The Shareholders’ Meeting shall be held by its Chairman, which shall be the Chief Executive Officer of the Company or, in the absence or impediment thereof, by any Executive Officer, or further, by attorney-in-fact duly vested with powers for such purpose, and the secretary of the Shareholders’ Meeting shall be selected by the Chairman.

The presence of Shareholders representing, at least, one quarter (1/4) of the capital entitled to vote shall be necessary to hold the Shareholders’ Meeting, with exception of events of special quorum as provided in articles 135 and 136 of Law 6,404/1976. In the event that there is no sufficient quorum to hold the meeting, the Company shall subsequently inform a new date thereof, on second call.

In view of the provisions determined in Article 141 of the Brazilian Corporations Law, of CVM Instructions No. 165/91, No. 282/98 and No. 481/09, in the event of election of the Board of Directors with adoption of multiple-vote system, the minimum percentage of share interest in the voting capital necessary to request for the adoption of multiple vote shall be compulsorily informed in the Call Notice.

Prior to the Shareholders’ Meetings, the Shareholders shall sign the Book of Attendance.

The Shareholders’ Meeting resolutions, with exception of the provisions established in law, shall be taken by absolute majority of votes, and blank votes shall be disregarded.

2.1. Ordinary Shareholders’ Meeting:

According to Article 132 of Law No. 6,404/76 (“Brazilian Corporations Law”), the joint stock companies shall hold Annual Shareholders’ Meeting within four (4) months subsequently to the end of the financial year. The financial year of the Company shall commence on January 1st and end on December 31 of each year. Thus, annually, the Company shall hold the Annual Shareholders’ Meeting up to April 30.

The Shareholders’ Meeting shall be held on an Ordinary basis to: take the accounts of the Administrators; examine, discuss and vote the financial statements; decide upon the allocation of the net profits of the year and the distribution of dividends; elect the Administrators and the members of the Board of Auditors.

The Administrators shall communicate, up to one (1) month prior to the date scheduled for the Ordinary Shareholders’ Meeting, by means of notices published, which are available to the Shareholders, the administration report, copy of the financial statements, opinion from the Independent Auditors, opinion from the Board of Auditors and other documents inherent to subjects referred to in the agenda.

Publication of the notices is waived whenever the documents are published up to one (1) month prior to the date scheduled for the Ordinary Shareholders’ Meeting.

The Shareholders’ Meeting that gathers the totality of the Shareholders may deem the lack of publication of the notices or noncompliance with the terms to be resolved, however, publication of the documents prior to the Meeting is compulsory.

In the event that other clarifications are necessary at the Meeting, the resolutions may be postponed and procedures may be ordered.

2.2. Special Shareholders’ Meeting:

The Special Shareholders’ Meeting shall be called at any time whenever necessary to decide upon the issues that may not be addressed at the Annual Shareholders’ Meeting, such as amendment to the Articles of Incorporation, resolution on transformation, consolidation, merger and spin-off of the Company, its dissolution and liquidation, to elect and dismiss liquidators and verify their accounts, grouping and splitting of shares.

Approval of the following subjects grants to the dissenting Shareholders the right to withdraw from the Company, by reimbursement of the amount of their shares:

•	Create preferred shares or increase class of existing preferred shares, not following any proportion with the other classes of preferred shares, unless already provided or authorized by the articles of incorporation;

•	Change the preferences, advantages and conditions of redemption or amortization of one or more classes of preferred shares, or create a new more favored class;

•	Reduce the compulsory dividends;

•	Consolidate the Company, or merge it into another company;

•	Share interest in group of companies;

•	Change the purpose of the Company;

•	Spin-off the Company.

3. CALL NOTICE FOR SHAREHOLDERS’ MEETINGS

The Board of Directors shall be incumbent upon calling the Shareholders’ Meeting, which may be further called by the Executive Board, by the Board of Auditors or by any Shareholder, under the terms of sole paragraph of article 123 of Law No. 6,404/76.

The call notice shall me made by notice published in Newspaper Valor Econômico and in the Official Gazette of the State of Rio de Janeiro, on three occasions, at least, including, in addition to the place, date and time of the Meeting, agenda and, in the event of amendment to the Articles of Incorporation, the indication of the amendments proposed.

The Shareholders’ Meeting shall be held at the head office of the Company, located at Rua do Lavradio, 71 – 2º andar, Centro (Downtown), in the City of Rio de Janeiro, State of Rio de Janeiro. The notice for the first call shall be sent fifteen (15) days in advance and, for the second call, eight (8) days in advance.

The Annual Shareholders’ Meeting and the Special Shareholders’ Meeting may be, cumulatively, called and held at the same place, on the same date and at the same time, documented in single minutes.

4. PROCEDURES, ORIENTATIONS AND TERMS TO ATTEND THE MEETINGS

4.1. Individual Person Shareholders

We ask that the Individual Person Shareholders that intend to personally attend the Shareholders’ Meeting deliver to the Company’s Management and Corporate M&A Department, located at Rua Humberto de Campos No. 425, 5th floor, Leblon, in the City and State of Rio de Janeiro, between the hours of 9:00 a.m. and 12:00 p.m., or 2:00 p.m. and 6:00 p.m., at least two (2) business days in advance from the date established in the Call Notice for the Shareholders’ Meeting to be held, meaning by April 27, 2015, the following documents: notarized copies of the shareholder’s identification document and Brazilian taxpayer’s registry (CPF).

In case the Individual Person Shareholder wishes to be represented by a proxy at the Meeting, along with the notarized copy of the shareholder’s identification document and the CPF, a notarized power of attorney granting special powers, as well as notarized copies of the proxy’s identification document and CPF shall be delivered to the Company. The proxy must have all of the above documents on his person when attending the Meeting. For the ease of the shareholders, this Manual contains a sample power of attorney which can be used, if they so choose. Shareholders are free to use any power of attorney, as long as it meets the requirements of Law No. 6,404/1976 and the Brazilian Civil Code.

From Shareholders whose shares are registered under the Stock Exchange’s Fungible Custody of Registered Shares (Custódia Fungível de Ações Nominativas das Bolsas de Valores), we also request a statement of share ownership, issued within the last 2 (two) days.

Foreign Shareholders shall present the same documentation as the Brazilian Shareholders, with exception of the fact that the corporate documents, prior to being forwarded to the Company, shall be notarized by a competent notary public, be validated by a Brazilian consulate, and translated by a certified translator.

We emphasize that the early submission of the above mentioned documents serves the purpose of registering the shareholders and the undertaking the preparations for the Meeting more efficiently.

4.2. Legal Entity Shareholders

We ask that the Legal Entity Shareholders that intend to personally attend the Shareholders’ Meeting deliver to the Company’s Management and Corporate M&A Department, located at Rua Humberto de Campos No. 425, 5th floor, Leblon, in the City and State of Rio de Janeiro, between the hours of 9:00 a.m. and 12:00 p.m., or 2:00 p.m. and 6:00 p.m., at least two (2) business days in advance from the date established in the Call Notice for the Shareholders’ Meeting to be held, meaning by April 27, 2015, the following documents: notarized copies of the legal entity’s Articles of Incorporation, Bylaws or Articles of Association, minutes recording the election of its Board of Directors (if one exists) and minutes recording the election of its Executive Officers that include the election of the legal representative(s) that will be present at the Meeting.

In case the Legal Entity Shareholder wishes to be represented by a proxy at the Meeting, along with the above documents, a notarized power of attorney granting special powers, the minutes reflecting the election of the legal representative(s) who signed the mandate and validate the power of attorney, notarized copies of their identification documents, as well as the, notarized copies of the proxy’s identification document and CPF shall be delivered to the Company.

To facilitate to the shareholders, this Manual contains a sample power of attorney forms which may be used. Shareholders are free to use any power of attorney, as long as it meets the requirements of Law No. 6,404/1976 and the Brazilian Civil Code.

From Shareholders whose shares are registered under the Stock Exchange’s Fungible Custody of Registered Shares (Custódia Fungível de Ações Nominativas das Bolsas de Valores), we also request a statement of share ownership, issued within the last 2 (two) days.

Foreign Shareholders shall present the same documentation as the Brazilian Shareholders, with exception of the fact that the corporate documents, prior to being forwarded to the Company, shall be notarized by a competent notary public, validated by a Brazilian consulate, and translated by a certified translator.

We emphasize that the early submission of the above mentioned documents serves the purpose of registering the shareholders and the undertaking the preparations for the Meeting more efficiently.

4.3. Investment Fund Shareholders

We ask that the Individual Person Shareholders that intend to personally attend the Shareholders’ Meeting deliver to the Company’s Management and Corporate M&A Department, located at Rua Humberto de Campos No. 425, 5th floor, Leblon, in the City and State of Rio de Janeiro, between the hours of 9:00 a.m. and 12:00 p.m., or 2:00 p.m. and 6:00 p.m., at least two (2) business days in advance from the date established in the Call Notice for the Shareholders’ Meeting to be held, meaning by April 27, 2015, the following documents: notarized copies of the fund’s regulations and the Bylaws or Articles of Association of the fund’s manager, as well as minutes recording the election of the legal representative(s) that will be present at the Meeting.

In case the Investment Fund Shareholder wishes to be represented by a proxy at the Meeting, along with the above documents, a notarized power of attorney granting special powers, the minutes reflecting the election of the legal representative(s) who signed the mandate and validate the power of attorney, notarized copies of their identification documents, as well as the, notarized copies of the proxy’s identification document and CPF shall be delivered to the Company.

From Shareholders whose shares are registered under the Stock Exchange’s Fungible Custody of Registered Shares (Custódia Fungível de Ações Nominativas das Bolsas de Valores), we also request a statement of share ownership, issued within the last 2 (two) days.

Foreign Shareholders shall present the same documentation as the Brazilian Shareholders, with exception of the fact that the corporate documents, prior to being forwarded to the Company, shall be notarized by a competent notary public, validated by a Brazilian consulate, and translated by a certified translator.

We emphasize that the early submission of the above mentioned documents serves the purpose of registering the shareholders and the undertaking the preparations for the Meeting more efficiently.

4.4. Holders of ADRs

In the event of holders of ADRs, the financial institution custodian of the American Depositary Receipts (ADRs), in the United States, is the Bank of New York, which shall send the proxies to the holders of ADRs so they exercise their voting right, and shall be represented at the Company’s Meetings under the terms of the Deposit Agreement entered into with the Company, by its representative in Brazil, Banco Itaú Unibanco.

5. CALL NOTICE FOR THE ORDINARY GENERAL SHAREHOLDERS’ MEETING TO BE HELD ON APRIL 29, 2015

Oi S.A.

CORPORATE TAXPAYERS’ REGISTRY (CNPJ/MF) No. 76.535.764/0001-43

BOARD OF TRADE (NIRE) No. 33 3 0029520-8

PUBLICLY-HELD COMPANY

CALL NOTICE

ORDINARY GENERAL SHAREHOLDERS’ MEETING

The Board of Directors of Oi S.A. (the “Company”) calls the shareholders of the Company to attend the Ordinary General Shareholders’ Meeting to be held on April 29, 2015, at 11:00 a.m., at the Company’s headquarters, located at Rua Lavradio No. 71, Centro, in the City and State of Rio de Janeiro, to decide on the following Agenda:

1)	acknowledge the management accounts, examine, discuss and vote on the Management Report and Financial Statements for the year ended December 31, 2014, accompanied by the report of the Independent Auditors and the report of the Fiscal Council;

2)	examine, discuss and vote on the Management Proposal for the allocation of net income for the year ended December 31, 2014;

3)	determine global annual compensation for Management and the members of the Company’s Fiscal Council; and

4)	elect the members of the Fiscal Council and their respective alternates.

GENERAL INSTRUCTIONS

1. The documentation relating to the Agenda items are available for examination by shareholders at the Company’s headquarters and on its investor relations website (www.oi.com.br/ri), as well as through the website of the Brazilian Securities Regulator (Comissão de Valores Mobiliários, the “CVM”) (www.cvm.gov.br), in accordance with CVM Instruction 481/09.

2. Shareholders wishing to personally participate or be represented by an attorney-in-fact in the Ordinary General Shareholders’ Meeting must deliver the following documents to the Company’s General Management and Corporate M&A Department, located at Rua Humberto de Campos No. 425, 5th floor, Leblon, in the City and State of Rio de Janeiro, between 9:00 a.m. and 12:00 p.m. or between 2:00 p.m. and 6:00 p.m., at least 2 business days before the Meeting takes place: (i) for legal entities: notarized copies of the legal entity’s Articles of Incorporation, Bylaws or Articles of Association, minutes recording the election of its Board of Directors (if one exists) and minutes recording the election of its Executive Officers that include the election of the legal representative(s) that will be present at the Meeting; (ii) for individual persons: notarized copies of the shareholder’s identification document and Brazilian taxpayer’s registry (CPF); and (iii) for investment funds: notarized copies of the fund’s regulations and the Bylaws or Articles of Association of the fund’s manager, as well as minutes recording the election of the legal representative(s) that will be present at the Meeting. In addition to the documents listed in items (i), (ii) and (iii) above, as the case may be, if a shareholder is being represented by an attorney-in-fact, the respective notarized proxies, conferring special powers, must also be delivered, as well as notarized copies of the identity documents and minutes recording the election of the legal representative(s) that will sign the proxy form, as well as the identity documents and Brazilian taxpayer registry of the person(s) acting as proxy. These measures are intended to expedite the process of registration of the shareholders present at the Meeting.

3. Shareholders whose shares are registered under the Stock Exchange’s Fungible Custody of Registered Shares (Custódia Fungível de Ações Nominativas das Bolsas de Valores) and who wish to attend this Meeting must present a statement of share ownership, issued by their custodian, dated at least two business days prior to this Meeting.

Rio de Janeiro, March 30, 2015.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

6. EXPLANATORY TEXTS OF THE SUBJECTS TO BE DISCUSSED IN THE AGO

To help you make a decision on the subjects referred to in the Call Notice of the AGO we recommend you to carefully read the Management Proposal, as found on the Empresas.net system of the CVM (www.cvm.gov.br) and the Company’s Investor Relations website (www.oi.com.br/ri).

7. RELEVANT DOCUMENTS AND LINKS

–	www.oi.com.br/ri – Information about the Company

–	www.bmfbovespa.com.br – Various information over listed companies

–	www.cvm.gov.br – Brazilian Legislation regarding publicly traded corporations

8. EXHIBIT Instrument of Power of Attorney

PROCURAÇÃO	POWER OF ATTORNEY

[ACIONISTA], [QUALIFICAÇÃO] (“Outorgante”), nomeia e constitui como seu Procurador o Sr. [NOME], [NACIONALIDADE], [ESTADO CIVIL], [PROFISSÃO], com Carteira de Identidade RG nº [ ], inscrito no CPF/MF sob o nº [ ], residente e domiciliado na cidade de [ ], estado de [ ], na Rua [ ], [número], (“Outorgado”) para representar a Outorgante, na qualidade de Acionista da Oi S.A., (“Companhia”), nas Assembleias Gerais Ordinária e Extraordinária da Companhia, a serem realizadas, cumulativamente, em primeira convocação no dia de , às h, na Sedesocial da Companhia localizada na Rua , Rio de Janeiro, RJ, (respectivamente “Assembleia Geral Ordinária” e “Assembleia Geral Extraordinária” e, conjuntamente, “Assembleias”), e se necessário em segunda convocação em data a ser informada oportunamente, na Sedesocial da Companhia, aos quais outorga poderes para comparecer às Assembleias e votar, em nome e por conta do Outorgante, em conjunto ou isoladamente, independentemente da ordem de nomeação, em conformidade com as orientações de voto estabelecidas abaixo:	[SHAREHOLDER], [IDENTIFICATION] (“Grantor”), hereby appoints and constitutes Mr. [NAME], [CITIZENSHIP], [MARITAL STATUS], [PROFESSION], with identity Car No. [ ], registered in the individual Taxpayer Register (CPF/MF) under No. [ ], resident and domiciled in the City of [ ], State of [ ], at [ADDRESS], (“Grantee”) to represent Grantor, in its capacity as shareholder of Oi S.A., (“Company”), in the Company’s Annual and Extraordinary Shareholders’ Meeting to be held jointly on first call on st, , at a.m./p.m., at the Company’s headquarters located at , Rio de Janeiro, RJ, (respectively “Annual Shareholders’ Meeting” and “Extraordinary Shareholders’ Meeting” and jointly “Shareholder’s Meetings”), and, IF necessary, on second call, on a date to be timely informed, at the Company’s headquarters, to whom powers are hereby granted to attend to the Shareholders’ Meetings and vote on behalf of Grantor, jointly or individually, irrespective of the order of nomination, in accordance with the voting instructions established below:

Ordem do Dia:	Agenda:
Em Assembleia Geral Ordinária:	In the Annual Shareholders’ Meeting:
(1) Examinar, discutir e votar (a) as contas dos Administradores e (b) as demonstrações financeiras relativas ao exercício social encerrado em 31 de dezembro de ;	(1) Examine, discuss and vote (a) the management statements and (b) the financial statements for the fiscal year ended on December 31, ;

(A) Contas dos Administradores	(A) Management Statements
A favor( ) Contra( ) Abstenção( )	For ( ) Against ( ) Abstain ( )

(B) Demonstrações financeiras relativas ao exercício social encerrado em 31 de dezembro de	(B) Financial Statements for the fiscal year ended on December 31, ;

A favor( ) Contra( ) Abstenção( )	For ( ) Against ( ) Abstain ( )
(2) Examinar, discutir e votar a proposta de (a) Destinação do lucro líquido do exercício e (b) de distribuição de dividendos;	(2) Examine, discuss and vote the proposal for (a) application of the net profit of the fiscal year and (b) payment of dividends;

(A) Destinação do lucro líquido do exercício	(A) Application of the net profit of the fiscal year

A favor( ) Contra( ) Abstenção( )	For ( ) Against ( ) Abstain ( )
(B) Distribuição de dividendos	(B) Payment of dividends
A favor( ) Contra( ) Abstenção( )	For ( ) Against ( ) Abstain ( )
(3) Fixar o montante da remuneração dos Administradores	(3) Establish the amount of compensation of the Management;

(A) Eleger os Membros do Conselho de Administração	(A) Appoint the Members of the Board of Directors

A favor( ) Contra( ) Abstenção( )	For ( ) Against ( ) Abstain ( )
(B) Fixar o Montante da Remuneração dos Administradores	(B) Establish the amount of compensation of the Management

A favor( ) Contra( ) Abstenção( )	For ( ) Against ( ) Abstain ( )
(4) (a) Eleger os membros do Conselho Fiscal e (b) Fixar o montante da remuneração	(4) (a) Appoint the members of the Statutory Audit Committee and (b) Establish the amount of compensation

(A) Eleger os membros do Conselho Fiscal	(A) Appoint the members of the Statutory Audit Committee

A favor( ) Contra( ) Abstenção( )	For ( ) Against ( ) Abstain ( )
(B) Fixar o montante da remuneração	(B) Establish the amount of compensation
A favor( ) Contra( ) Abstenção( )	For ( ) Against ( ) Abstain ( )
O presente instrumento de mandato tem prazo de validade de ( ) meses, a partir da presente data.	This present power-of-attorney shall be valid for a term of ( ) month as from the date hereof.

[Cidade], [dia] de [mês] de [ano]	/ [Month], [date] [year]

Outorgante / Grantor

Por / By: (assinatura autenticada / notarized signature)

Cargo / Title: